UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 11, 2011

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Equity Purchase Agreement with Southridge Partners II, LP

TechniScan, Inc., a Delaware Corporation (the “Company,” “our” “we” “us”) entered into an equity purchase agreement with Southridge Partners II, LP (“Southridge”), dated January 11, 2011 (the “Equity Purchase Agreement”), pursuant to which we may, from time to time over a two-year period, issue and sell to Southridge up to $10,000,000 of our common stock. We issued Southridge 150,000 shares of our common stock (“Southridge Shares”) as consideration for entering into the Equity Purchase Agreement with us. We have no obligation to sell any shares of our common stock to Southridge under the Equity Purchase Agreement. There is no limit on the number of times or how frequently we may sell shares of our common stock to Southridge under the Equity Purchase Agreement. Concurrently with entering into the Equity Purchase Agreement, we also entered into a registration rights agreement with Southridge, dated as of January 11, 2011 (the “Registration Rights Agreement”), in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the shares of our common stock that may be issued to Southridge under the Equity Purchase Agreement.

We may require Southridge to purchase shares of our common stock from time to time under the Equity Purchase Agreement by delivering a put notice specifying the total purchase price for the shares to be purchased (the ‘‘Investment Amount’’). The initial Investment Amount is not to exceed $100,000 and any subsequent Investment Amount may not be greater than the lesser of (1) $500,000 or (2) 250% of the average dollar volume (closing price multiplied by the trading volume on the OTC Bulletin Board on a trading day) for the 20 trading days immediately preceding the put notice.

Southridge has committed to purchase our common stock at a price per share equal to 94% of the average of the lowest three daily volume weighted average prices of our common stock reported by Bloomberg Finance, LP during the five consecutive trading day period commencing on the date we deliver Southridge a put notice (the ‘‘Valuation Period’’).

In the event that, during a Valuation Period the closing price on any trading day is more than 20% below the average of the five most recent closing prices prior to the delivery of the put notice (a ‘‘Floor Price’’), then for each such trading day the parties shall be under no obligation to purchase and sell 1/5th of the Investment Amount specified in the put notice, and the Investment Amount shall accordingly be deemed reduced by such amount. In the event that during a Valuation Period the closing price is below the Floor Price for any two trading days—not necessarily consecutive—then the balance of each party’s obligation to purchase and sell the Investment Amount under such put notice shall terminate on such second trading day (‘‘Termination Day’’), and the Investment Amount shall be adjusted to include only 1/5th of the initial Investment Amount for each trading day during the Valuation Period prior to the Termination Day that the closing price equals or exceeds the Floor Price.

Furthermore, subject to the terms and conditions of the Equity Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our Board (the ‘‘Blackout Notice’’), and Southridge shall not offer or sell any of our securities acquired under the Equity Purchase Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event (a ‘‘Blackout Period’’). If we deliver a Blackout Notice within 15 trading days commencing the sixth day following a put notice, and the closing price immediately preceding the applicable Blackout Period (the ‘‘Old Price’’) is greater than the closing price on the first trading day immediately following such Blackout Period (the ‘‘New Price’’), then we are obligated to issue to Southridge a number of additional common shares (the ‘‘Blackout Shares’’) equal to the difference between (i) the product of the number of shares of common stock held by Southridge immediately prior to the Blackout Period that were issued pursuant to the most recent put notice (the ‘‘Remaining Put Shares’’), and the Old Price divided by the New Price; and (ii) the Remaining Put Shares.

Our right to delivery a put notice to Southridge, and Southridge’s obligation to purchase shares of common stock at any Closing is subject to the satisfaction of the following conditions:

•                  a registration statement must be in effect for resale of the shares to be purchased;

•                  the representations and warranties made by us must be true and correct in all material respects;

•                  we must have performed all covenants, agreements and conditions required by the Equity Purchase Agreement and the registration rights agreement entered into by us in connection with the Equity Purchase Agreement;

•                  no statute, rule, regulation, executive order, decree, ruling, or injunction has been entered that prohibits or has a direct material adverse effect on the transactions under the Equity Purchase Agreement;

•                  no material adverse development with respect to our business, operations, properties, or financial condition has occurred;

•                  there has been no suspension of trading in or delisting of our common stock by the SEC, Financial Industry Regulatory Authority (‘‘FINRA’’) or the principal market in which are shares of common stock are traded;

•                  the shares to be purchased by Southridge must not result in Southridge owning more than 9.99% of our outstanding shares of common stock;

•                  the shares to be purchased by Southridge must not exceed the amount that may be issued by us under the rules of the principal market in which shares of our common stock are traded;

•                  we must have no knowledge of any event more likely than not to cause the registration statement, of which this prospectus forms a part, to be suspended or otherwise ineffective; and

•                  since the date of the put notice for such Closing, there shall not have occurred a subdivision or combination of our common stock, a common stock dividend or distribution, the issuance of options or rights to purchase shares of common stock for a purchase price less than the closing price immediately prior to such issuance, the issuance of securities convertible into or exchangeable for shares of common stock for consideration less than the closing price in effect immediately prior to such issuance, any other issuance of shares of common stock for consideration lower than the closing price in effect immediately prior to such issuance, or certain distributions of assets or indebtedness or distributions in respect of the sale of all or substantially all of our assets.

The offering and issuance of the Southridge Shares and all other shares of common stock that may be issued from time to time to Southridge under the Equity Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an “accredited investor” within the meaning of Rule 501 of Regulation D.  Southridge took the securities for investment purposes without a view to distribution; Southridge had access to information concerning us and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

The foregoing description of the Equity Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Equity Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Product Development Agreement with Womens3D, Inc.

On January 11, 2011, we entered into a Product Development Agreement (the “PDA”) with Womens3D, Inc. (“Womens3D”) pursuant to which we will design, jointly with Womens3D, and develop ultrasound products for sale by Womens3D to providers of women’s healthcare services and products in the United States and certain countries within the Middle East (collectively, the “Territory”) who perform breast imaging, other than providers (1) registered with and/or licensed by the U.S. Food and Drug Administration that derive at least fifty-one percent (51%) of their annual revenue from breast cancer screening and diagnostic imaging under the Mammography Quality Standards Act; and (2) that derive a material portion of their annual revenue from cosmetic surgery involving breast implants (“Field of Use”).

In connection with the PDA, we will make available to Womens3D one unit of our existing automated ultrasound imaging equipment including the accompanying object code version of software (the “Pre-Existing Equipment”) for development purposes and manufacture up to 15 prototypes of the Product for use by Womens3D in connection with tests and approvals and product development.  The Pre-Existing Equipment is non-commercial equipment and Womens3D is restricted to using such Pre-Existing Equipment only for lab, experimental and clinical trials testing solely in the United States and solely within the Field of Use.  In addition to the PDA, the parties will enter into (1) a Manufacturing Agreement governing manufacturing of the products developed pursuant to the PDA; (2) a Trademark and Copyright License Agreement (the “Trademark Agreement”) governing each party’s respective use of the other party’s marks and copyrights; and (3) a Subscription Agreement pursuant to which Womens3D will issue shares of its common stock to us in an amount equal to 20% of the fully diluted equity of Womens3D.  It is anticipated that the Manufacturing Agreement and Trademark Agreement will be entered into by the parties within 60 days following the date of the PDA and that the Subscription Agreement will be entered into promptly following execution of the PDA.  In the event the Manufacturing Agreement and Trademark Agreement are not executed within 60 days after the date of the PDA, each party can terminate the PDA in which case, we will return to Womens3D the shares of Womens3D issued to us (if they have already been issued) and Womens3D may retain the Pre-Existing Equipment (and accompanying object code version of software), and shall get to use the same for any development purpose (other than commercial use or sale) but otherwise has no license rights (including no sublicense rights) from us and shall be subject to the confidentiality provisions provided for in the PDA and all other licenses granted in the PDA to either party shall terminate.

The “Initial Development” phase will involve the initial design and development of the ultrasound product to be sold under the PDA and the Manufacturing Agreement (the “Product”), the software incorporated into the Product (the “Software”) and the other technology to be developed by us and incorporated into the Product (the “Product Technology”).  In connection with the Initial Development, Womens3D will pay us a minimum of $1,500,000 (the “Initial Development Fee”).  The actual amount to be paid will be based on a time and materials rate for the time actually spent by us in connection with the Initial Development phase and includes the initial $250,000 to be paid by Womens3D to us for the purchase of the Pre-Existing Equipment no later than March 1, 2011.  Prior to payment for the Pre-Existing Equipment, the parties agreed that Womens3D shall have VPN access to the Pre-Existing Equipment.

We will own the Product Technology and will grant Womens3D a non-exclusive license to use the Product Technology as a component part of the Product within the Territory and the Field of Use so long as we remain the exclusive manufacturer of the Products.  Upon payment in full of the Initial Development Fee, the license to the Product Technology will become exclusive to Womens3D within the Territory and Field of Use.  We also agreed to develop and deliver customized Software for up to 15 customers designated by Womens3D, in accordance with the specifications at a cost determined on a time and materials basis.  To the extent any jointly-developed intellectual property is created in connection with the PDA, it will be jointly owned by the parties and each party shall have the right to modify and create derivative works from it.  We also granted Womens3D the right of first refusal to sell products within the Field of Use and the Territory that use both reflection and transmission ultrasound, and we agreed to not grant a license to any person to sell any products within the Field of Use and Territory that use both reflection and transmission ultrasound without Womens3D’s prior written permission.  The PDA has an initial term of five years with automatic successive three year renewals, unless either party provides notice of its intent to cancel 120 days prior to the end of the applicable term.

If Womens3D terminates the PDA due to a breach by us, then Womens3D has the right to pay (within 12 months of the date of such termination) any balance of the Initial Development Fee and terminate the PDA, and all development work as of such termination date shall be owned exclusively by us, and Womens3D shall receive an exclusive license to use, modify and create derivative works from such development work, and take any other action relating to commercializing the Product and the Product Technology, within the Territory and within the Field of Use.  Furthermore, we will be prohibited from directly or indirectly developing, manufacturing, distributing, promoting, marketing, selling and supporting the Products including, without limitation, making any use of the development work, Product Technology and any Products resulting therefrom as of the date of termination and for a period of seven years thereafter within the Territory and Field of Use, and we will have no further right or license to any intellectual property rights previously licensed from Womens3D to us, except that we will have a non-exclusive, royalty-free license under Womens3D’s intellectual property rights outside the Field of Use and the Territory.

Womens3D can terminate the PDA at any time upon 60 days prior written notice.  In the event of such a termination (1) all development work (whether complete or incomplete) that Womens3D does not own shall be owned exclusively by us; (2) we will receive a non-exclusive license to use, sell, modify and create derivative works from and make improvements and such other enhancements to any Womens3D technology, the pre-existing Womens3D technology and the documentation outside the Field of Use and the Territory; and (3) all licenses we granted to Womens3D will terminate; provided, however, if Womens3D has paid the Initial Development Fee as of the date of such termination, and we were offered a reasonable opportunity to match the pricing of any replacement manufacturer of the Products, Womens3D shall retain a royalty-free, non-exclusive license (including the right to sublicense to others) to use, sell, modify and create derivative works from and make improvements and such other enhancements to our pre-existing technology, the Product, the Product Technology and the documentation for purposes of Womens3D selling and supporting the Products and Product Technology within the Territory and Field of Use.

Womens3D can also terminate the PDA in the event a competitor of Womens3D acquires control of us, in which case, Womens3D shall as of the date of termination retain a royalty-free, non-exclusive license (including the right to sublicense to others) to use, sell, modify and create derivative works from and make improvements and such other enhancements to our pre-existing technology, the Product, the Product Technology and the documentation for purposes of Womens3D selling and supporting the Products and Product Technology within the Territory and Field of Use; provided, however, such non-exclusive license shall become exclusive if Womens3D pays the Initial Development Fee within 12 months from the date of such termination.

If we terminate the PDA due to a breach by Womens3D, then as of the date of such termination all development work (whether complete or incomplete) that Womens3D does not own shall be owned exclusively by us and Womens3D shall be prohibited from directly or indirectly developing, manufacturing, distributing, promoting, marketing, selling and supporting the Products to be provided for hereunder including, without limitation, making any use of the development work, including the Product Technology and the Products, as of the date of termination and for a period of seven years thereafter outside of the Territory, and Womens3D shall have no further right or license to any intellectual property rights previously licensed from us to Womens3D; provided, however, if Womens3D has paid the Initial Development Fee, Womens3D shall retain a royalty-free, non-exclusive license (including the right to sublicense to others) to use, sell, modify and create derivative works from and make improvements and such other enhancements to our pre-existing technology, the Product, the Product Technology and the documentation for purposes of Womens3D selling and supporting the Products and Product Technology within the Territory and Field of Use.

At any time after payment in full of the Initial Development Fee, or a change in control of us or a termination of the PDA for any reason other than for material breach of the PDA by Womens3D, Womens3D shall have the right to repurchase the Womens3D shares issued to us for “fair value” (based on the methodology for determining “fair value” set forth in the PDA).

Any disputes related to the PDA are to be settled by arbitration except that disputes related to the development schedule, development budget and/or specifications or the testing or acceptance procedures are to be submitted to Mark Lenox, PhD, Scientific Advisory Board Chairman, Chief Scientific Officer, and Director of Womens3D.  If Dr. Lenox is unable to resolve such dispute(s) due to his death, disability, or other unavailability or refusal to resolve such dispute, the parties shall resolve such dispute(s) by arbitration.

The foregoing description of the PDA is not a complete description of all the terms of the agreement.  For a complete description of all the terms, we refer you to the full text of the PDA, a copy of which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01  Other Events.

On January 18, 2011, we issued a press release announcing that we have entered into the Equity Purchase Agreement with Southridge.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On January 18, 2011, we issued a press release announcing that we entered into the Purchase Development Agreement with Womens3D.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1      Equity Purchase Agreement by and between TechniScan, Inc. and Southridge Partners, II, LP dated January 11, 2011.

10.2      Registration Rights Agreement by and between TechniScan, Inc. and Southridge Partners, II, LP dated January 11, 2011.

10.3      Product Development Agreement by and between TechniScan, Inc. and Womens 3D, Inc. dated January 11, 2011.

99.1      Press Release dated January 18, 2011.

99.2      Press Release dated January 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

January 18, 2011	By:	/s/ Steven K. Passey
		Name:	Steven K. Passey
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Equity Purchase Agreement by and between TechniScan, Inc. and Southridge Partners, II, LP dated January 11, 2011.

10.2	Registration Rights Agreement by and between TechniScan, Inc. and Southridge Partners, II, LP dated January 11, 2011.

10.3	Product Development Agreement by and between TechniScan, Inc. and Womens 3D, Inc. dated January 11, 2011.

99.1	Press Release dated January 18, 2011.

99.2	Press Release dated January 18, 2011.